U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2004

Equus II Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19509	76-0345915
(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, 13th Floor, Houston, Texas 77019

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (713) 529-0900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 15, 2004, Equus II Incorporated issued a press release announcing its net assets and net asset value for the quarter ended September 30, 2004. The text of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference The press release is furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure

On November 15, 2004, Equus II Incorporated issued a press release announcing the declaration of its dividend for 2004 and setting the record and payment dates for such dividend. The text of the press release is included as Exhibit 99.2 to this Current Report and is incorporated herein by reference. The press release is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a)	None

(b)	None

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release dated November 15, 2004

99.2	Press Release dated November 15. 2004

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUUS II INCORPORATED

Dated: November 15, 2004	By:	/s/ HARRY O. NICODEMUS IV
Harry O. Nicodemus IV Vice President and Chief Financial Officer

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